UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On April 28, 2010, PPL Corporation (“PPL” or the “Company”) issued a press release (“Press Release”) announcing that it had entered into a definitive agreement (“Agreement”) to acquire from a subsidiary of E.ON AG all of the equity interests of E.ON US, LLC, a Kentucky limited liability company that is the sole owner of Louisville Gas & Electric Company and Kentucky Utilities Company.  A copy of the Company’s press release announcing the Agreement is furnished herewith as Exhibit 99.1.

In its Press Release, PPL also announced that on April 29, 2010 it would conduct a live conference call and webcast of a presentation by the Company’s management concerning its announcement of the Agreement.  A copy of the presentation slides to be used in connection with the Company’s April 29, 2010 conference call and webcast is furnished herewith as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated April 28, 2010, announcing PPL’s Agreement to acquire Louisville Gas & Electric Company and Kentucky Utilities Company.

	99.2 -	Slides to be used on the April 29, 2010 webcast announcing PPL’s Agreement to acquire Louisville Gas & Electric Company and Kentucky Utilities Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  April 29, 2010